UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34734	20-2454942
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 S. PENNSYLVANIA AVE. CUDAHY, WISCONSIN	53110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 615-1500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2011, James L. Welch resigned as a director of our company.

On July 27, 2011, our Board of Directors elected Victoria Jackson Bridges to serve as a Class III director to fill the vacancy created by Mr. Welch’s resignation. Ms. Bridges has been appointed to serve on our Audit Committee and as chair of our Nominating/Corporate Governance Committee. There is no arrangement or understanding between Ms. Bridges and any other person pursuant to which she was selected as a director, and there are no related party transactions with respect to Ms. Bridges reportable under Item 404(a) of Regulation S-K. Ms. Bridges will receive compensation for her service on our Board of Directors in accordance with our standard compensatory arrangement for non-employee directors. A description of the compensatory arrangement for non-employee directors is set forth under the heading “Director Compensation” in our Proxy Statement filed with the Securities and Exchange Commission on April 21, 2011.

We issued a press release announcing the resignation of Mr. Welch and the election of Ms. Bridges on July 27, 2011, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: August 1, 2011	By:	/s/ Peter R. Armbruster

Peter R. Armbruster Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 27, 2011